Sustainable Development
                            International, Inc.

            INCORPORATED UNDER THE LAWS OF THIS STATE OF NEVADA
        50,000,000 SHARES COMMON STOCK AUTHORIZED, $.001 PAR VALUE

THIS
CERTIFIES                                              CUSIP 889323 10 5
THAT                                                   SEE REVERSE FOR
                                                       CERTAIN DEFINITIONS

IS THE OWNER OF


          FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                SUSTAINABLE DEVELOPMENT INTERNATIONAL, INC.

     transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
This certificate and the shares represented hereby are subject to the laws of this State of Nevada, and to the Certificate of Incorporation and Bylaws
  of the Corporation, as now hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent. WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.


DATE

                Sustainable Development International, Inc.
                              Corporate Seal
                                  Nevada
                                                  PRESIDENT/
                                                  SECRETARY